UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2013

EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600
__________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR     240.13e-4(c))

Item 8.01.     Other Events.

On December 4, 2013, Emulex Corporation ("Emulex") issued a press release announcing the selection of three new individuals to stand for election to its Board of Directors at the annual stockholder meeting expected to be held on February 6, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

Emulex intends to file with the Securities and Exchange Commission (the "SEC") a definitive proxy statement in connection with the election of certain nominees as directors and certain other matters to be considered by the stockholders of Emulex at its annual meeting of stockholders which is expected to be held on February 6, 2014. When completed, the definitive proxy statement will be sent or made available to the stockholders of Emulex of record on the record date selected by the Emulex's Board of Directors and will contain important information about the proposed nominees for election as directors and the other matters to be considered at the annual meeting of stockholders. BEFORE MAKING ANY VOTING DECISION, EMULEX'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED NOMINEES FOR ELECTION AS DIRECTORS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING OF STOCKHOLDERS. This Current Report on Form 8-K does not constitute a solicitation of any vote or approval.

Stockholders will be able to obtain these documents free of charge at the SEC's website (www.sec.gov). In addition, these documents are available free of charge through our website (www.emulex.com) as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of Emulex may be deemed "participants" in the solicitation of proxies from stockholders of Emulex in connection with the matters to be considered at the upcoming annual meeting of stockholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Emulex in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC. In addition, you can find information about Emulex's executive officers and directors in its Annual Report on Form 10-K for the year ended June 30, 2013.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document
99.1	Press release, dated December 4, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 4, 2013

EMULEX CORPORATION

By:	/s/ MICHAEL J. ROCKENBACH
Michael J. Rockenbach
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press release, dated December 4, 2013